                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
                                      [ ]  Confidential, for Use of the
                                           Commission Only (as permitted by
[X] Definitive Proxy Statement             Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 204.14a-12


                        CMG INFORMATION SERVICES, INC.
          -----------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                        CMG INFORMATION SERVICES, INC.
          -----------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[ ] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of Securities to which transaction applies:
     --------------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
     --------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     --------------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
     --------------------------------------------------------------------------
     5) Total fee paid:
     --------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     --------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
     --------------------------------------------------------------------------
     3)  Filing Party:
     --------------------------------------------------------------------------
     4)  Date Filed:
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

                         CMG INFORMATION SERVICES, INC.
                       100 Brickstone Square, First Floor
                          Andover, Massachusetts 01810
                             _____________________



                                                                October 28, 1996


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of CMG Information Services, Inc. which will be held at the Andover Marriott, 123 Old River Road, Andover, Massachusetts, on Tuesday, December 10, 1996, at 9:30 a.m. I look forward to greeting as many of our stockholders as possible.

     Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you attend, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed envelope so that your shares will be represented at the meeting. If you so desire, you may withdraw your proxy and vote in person at the meeting.

     We look forward to meeting those of you who will be able to attend.


                                     Sincerely,

                                     /s/ David S. Wetherell
                                     ------------------------------------
                                     David S. Wetherell
                                     Chairman and Chief Executive Officer

                        CMG INFORMATION SERVICES, INC.

                             100 Brickstone Square
                                  First Floor
                          Andover, Massachusetts 01810


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                     TO BE HELD TUESDAY, DECEMBER 10, 1996


To the Stockholders of CMG INFORMATION SERVICES, INC.:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Meeting") of CMG Information Services, Inc., a Delaware corporation (the "Company"), will be held at the Andover Marriott, 123 Old River Road, Andover, Massachusetts, on Tuesday, December 10, 1996, at 9:30 a.m. local time, for the following purposes:

     1. To elect one Class III Director to serve until the 1999 Annual Meeting of Stockholders or until a successor is elected and qualified.

     2. To approve an amendment to the Company's 1986 Stock Option Plan to permit any individual to be eligible to receive options under such plan.

     3. To ratify the appointment of KPMG Peat Marwick as the Company's independent accountants for the current fiscal year.

     4. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on Tuesday, October 22, 1996 will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.


                              By Order of the Board of Directors

                              /s/ David S. Wetherell
                             ------------------------------
                              David S. Wetherell, Secretary

October 28, 1996

     All stockholders are cordially invited to attend the Meeting. To ensure your representation at the Meeting, you are urged to mark, sign, and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the Meeting. No postage is required if mailed in the United States. Any stockholder attending the Meeting may vote in person even if that stockholder has returned a proxy.

================================================================================
                            YOUR VOTE IS IMPORTANT
            TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE
                ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE
                           ENCLOSED RETURN ENVELOPE.
================================================================================

                                PROXY STATEMENT

                                       OF

                         CMG INFORMATION SERVICES, INC.



GENERAL

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being solicited by the Board of Directors of CMG Information Services, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders (the "Meeting") to be held at the Andover Marriott, 123 Old River Road, Andover, Massachusetts, on Tuesday, December 10, 1996, at 9:30 a.m. local time, or at any adjournment or postponement of the Meeting, for the purposes set forth in this Proxy Statement and the foregoing Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying proxy card are being mailed on or about October 31, 1996, to all stockholders entitled to notice of and to vote at the Meeting. The principal executive office of CMG Information Services, Inc. is located at 100 Brickstone Square, First Floor, Andover, Massachusetts and the Company's telephone number is (508) 684-3600.


SOLICITATION

     The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of Common Stock of the Company (the "Common Stock") held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, and personal solicitation by Directors, officers and other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.


RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record at the close of business on Tuesday, October 22, 1996, will be entitled to notice of, and to vote at, the Meeting. As of October 22, 1996, the Company had outstanding 9,174,990 shares of Common Stock. Each share of Common Stock has one vote on each proposal that will come before the Meeting. A majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted in tabulations of votes cast on proposals presented to stockholders.


REVOCABILITY OF PROXY AND VOTING OF SHARES

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Corporate Secretary of the Company, at the principal executive offices of the Company, 100 Brickstone Square, First Floor, Andover, Massachusetts, an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and an election given to the Corporate Secretary to vote in person. If not revoked the proxy will be voted at the Meeting in accordance with the stockholder's instructions indicated on the Proxy Card. If no instructions are indicated the proxy will be voted (I) FOR the election of the Class III Director described herein, (II) FOR the amendment to the Company's 1986 Stock Option Plan described herein, (III) FOR the ratification of the appointment of KPMG Peat Marwick as the Company's independent accountants for the current fiscal year, and (IV) in accordance with the judgment of the proxies as to any other matter that may be properly brought before the Meeting or any adjournments or postponements thereof.

STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1997 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company no later than June 30, 1997 in order to be included in the Proxy Statement and form of proxy relating to that meeting.


          SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     All share amounts referred to in this Proxy Statement have been adjusted to reflect a 2.6 for one stock split, a three for two stock split, and a two for one stock split, effected on November 9, 1993, March 17, 1995 and February 2, 1996, respectively. The following table sets forth certain information with respect to beneficial ownership of the Company's shares of Common Stock as of October 22, 1996, (I) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock; (II) by each of the Company's Directors;
(III) by each of the Company's executive officers named in the Summary Compensation Table (the "Named Executive Officers"), and (IV) by all current Directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                   NUMBER SHARES
        BENEFICIAL OWNER                        BENEFICIALLY OWNED (1)          PERCENT
        -----------------                       ----------------------          --------

        David S. Wetherell (2)                          2,256,682                   24.2%

        FMR Corp. (3)                                     977,000                   10.7

        Putnam Investments, Inc. (4)                      970,100                   10.6

        Gregory M. Avis (5)                                18,800                     *

        John A. McMullen (6)                               20,200                     *

        Mark D. Gagne                                         856                     *

        Hemang Dave                                            --                     --

        Richard F. Torre (7)                                8,415                     *

        Andrew J. Hajducky III (8)                         12,126                     *

        All Current Directors and Executive
        Officers as a Group (6 persons)                 2,316,223                   24.7

-------------------
* Less than one percent

(1) Beneficial ownership of Common Stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes the holding of sole or shared voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to options currently exercisable or which become exercisable on or before December 21, 1996 are deemed to be beneficially owned and outstanding for purposes of computing the percentage of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 150,000 shares issuable upon the exercise of outstanding options that are exercisable prior to December 21, 1996. Includes 111,600 shares held in trust for the benefit of Mr. Wetherell's minor children. Mr. Wetherell disclaims beneficial ownership as to such shares.

(3) Based on the information provided on the Amendment No. 3 to the Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 14, 1996. FMR Corp. has sole dispositive power with respect to such shares, and sole power to vote 726,800 of such shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in
    Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 691,200 shares of Common Stock as a result of its serving as investment manager of the institutional accounts.

(4) Based on the information provided on the Schedule 13G filed by Putnam Investments, Inc. and its affiliates with the Securities and Exchange Commission on February 9, 1996. Includes 867,300 shares and 102,800 shares which are beneficially owned by Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. All beneficial owners of such shares have shared power dispose or direct the disposition of such shares.

(5) Consists of shares issuable upon the exercise of outstanding options that are exercisable prior to December 21, 1996.

(6) Includes 18,800 shares issuable upon the exercise of outstanding options that are exercisable prior to December 21, 1996.

(7) Includes 5,650 shares issuable upon the exercise of outstanding options that are exercisable prior to December 21, 1996 and 1,500 shares held in trust for the benefit of Mr. Torre's minor children.

(8) Includes 12,000 shares issuable upon the exercise of outstanding options that are exercisable prior to December 21, 1996.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS


     The Board is divided into three classes. One class of Directors is elected each year for a three-year term. The term of the Company's Class III Director will expire at this Meeting. The nominee for the Class III Director is David S. Wetherell. The Class III Director elected in 1996 will serve for a term of three years which will expire at the Company's 1999 Annual Meeting of Stockholders or when his successor is elected and qualified. It is intended that the persons named as Proxies will vote for David S. Wetherell for election to the Board as a Class III Director.

     David S. Wetherell presently serves as a Class III Director of the Company and is available for re-election as a Class III Director. The affirmative vote of the holders of a plurality of the Common Stock represented and voting at the Meeting will be required to elect David S. Wetherell to the Board. If he is elected as a Director at the Meeting, the Board will consist of a total of three Directors, two of whom have principal occupations outside the Company and one of whom is the Chief Executive Officer of the Company.

           MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEE


BIOGRAPHICAL INFORMATION

     Biographical and certain other information concerning the Directors of the Company is set forth below:

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

     DAVID S. WETHERELL, age 42. David S. Wetherell has served as Chairman of the Board, President, Chief Executive Officer and Secretary of the Company since 1986. He has served as Chairman of the Board, Chief Executive Officer and Clerk of SalesLink Corporation, a subsidiary of the Company ("SalesLink"), since it was formed in 1990. He also served as Chief Executive officer of HMA Group, Inc., a subsidiary of the Company, from May 1989 until April 1991. From 1982 until joining the Company in 1986, Mr. Wetherell was a co-founder and President of Softrend, Inc., a microcomputer software publisher.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING

     GREGORY M. AVIS, age 38. Gregory M. Avis has served as a Director of the Company since 1986. Since 1987 Mr. Avis has been a General Partner of affiliates of Summit Ventures, L.P., SV Eurofund C.V. and Summit Investors, L.P. and is currently Managing Partner of Summit Partners (collectively, the "Summit Funds"), which are in the private equity investment business. Mr. Avis is also a director of Digital Link Corp.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

     JOHN A. MCMULLEN, age 54. John A. McMullen has served as a Director of the Company since 1986. Mr. McMullen was a founder and has been a Managing Principal of Cambridge Meridian Group, Inc., a management consulting firm, since 1984.


BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended July 31, 1996, the Board of Directors held five meetings. The Board has two committees: an Audit Committee and a Compensation Committee. There is no Nominating Committee or any committee performing the functions of a nominating committee.

     The Audit Committee recommends to the Board each fiscal year the independent public accountants who will audit the books of the Company for that year. The independent public accountants meet with the Audit

Committee with and without the presence of the Company's management to review and discuss various matters pertaining to the audit including the Company's financial statements, the report of the independent public accountants on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee consists of Messrs. Avis and McMullen, neither of whom is an employee or consultant of the Company. Mr. Avis serves as Chairman of the Audit Committee. The Audit Committee met once during the last fiscal year.

     The Compensation Committee administers the Company's 1986 stock option plan and 1995 employee stock purchase plan, as well as the Company's short-term and long-term cash incentive plans, and performance-based stock options. The Compensation Committee approves salaries, bonuses and other compensation arrangements and policies for the Company's officers, and approves loans to, or loan guarantees for, the Company's officers and employees. The Compensation Committee consists of Messrs. Avis and McMullen, neither of whom is an employee or consultant of the Company. Mr. McMullen serves as Chairman of the Compensation Committee. The Compensation Committee met two times during the last fiscal year.

     Each incumbent Board member attended all of the meetings of the Board which such Director was eligible to attend during the fiscal year ended July 31, 1996. Each incumbent Board member attended all of the meetings held by any committee of the Board upon which such Director served.

                                   PROPOSAL 2

                      AMENDMENT OF 1986 STOCK OPTION PLAN

     A proposal will be presented at the meeting that the Stockholders approve an amendment to the Company's 1986 Stock Option Plan (the "Plan") to permit any individual to be eligible to receive options under the Plan. Approval of the amendment to the Plan will require the affirmative vote by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting. Set forth below is a brief summary of the principal provisions of the Plan.

GENERAL

      The purpose of the Plan is to provide incentives to key employees of the Company and its present and future subsidiaries by providing them with opportunities to purchase stock of the Company pursuant to the exercise of options. The Plan provides for the grant of stock options (incentive and nonstatutory) to key employees and consultants of the Company and its affiliates ("Eligible Persons").

     Currently, Awards may be made under the Plan for up to 2,250,000 shares of Common Stock (which number is reduced by the number of shares issued pursuant to the Company's Employee Stock Purchase Plan), subject to adjustment for stock splits, stock dividends and certain transactions affecting the Company's capital stock.

     As of October 22, 1996, approximately 569 employees were eligible to participate in the Plan. The closing price of the Company's Common Stock as reported by the Nasdaq National Market on October 22, 1996 was $9 1/2 per share.

ADMINISTRATION

     Awards under the Plan are granted at the discretion of the Compensation Committee which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to options and the time at which such options become exercisable. The exercise price of any incentive stock option or non-statutory stock option granted under the Plan may not be less than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of an incentive stock option granted to a 10% stockholder of the Company).

     As of October 22, 1996, options to purchase an aggregate of 1,002,988 shares of Common Stock were outstanding under the Plan. Of the foregoing, options to purchase an aggregate of 563,000 shares of Common Stock had been granted to current executive officers and options to purchase an aggregate of 439,988 shares of Common Stock had been granted to all other employees. After taking into account shares available as a result of cancellation of options granted under the Plan, 984,516 shares of Common Stock remain available for Awards under the Plan.

PROPOSED AMENDMENT TO THE PLAN

     The Board of Directors has voted, subject to the approval of the stockholders, to amend the Plan to permit options to be granted to any individual for whom the Compensation Committee of the Board of Directors determines that it would be in the best interests of the Company to grant stock options.

     The Company believes that the amendment to expand the eligibility under the Plan is necessary and appropriate in order to provide appropriate incentives to certain individuals who are not employees of the Company. Individuals such as consultants to the Company and officers of companies in which the Company or a subsidiary of the Company has made an investment may be in a position to affect the operating results and performance of the Company as a whole. The Board of Directors believes that the grant of options to purchase the Company's Common Stock to such individuals and others is, in certain instances, an effective way in which to provide incentives to such individuals to act in the best interest of the entire Company. Individuals who are not employees of the Company would be eligible to receive only nonstatutory options under the Plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or, except as described below, exercise of an incentive stock option ("ISO") under the Plan.

     If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

     If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

APPROVAL

     Stockholder approval of the proposed amendment is required under the terms of the Plan. The affirmative vote by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the meeting is required to approve the Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED
                            AMENDMENT TO THE PLAN.

                                  PROPOSAL 3

                            APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, independent accountants, to audit the Company's consolidated financial statements for the fiscal year ending July 31, 1997, and recommends that stockholders vote for ratification of such appointment. A representative of KPMG Peat Marwick LLP will be present at the Meeting and will be available to respond to stockholders' questions and to make a statement if he or she desires to do so.

     The affirmative vote of the holders of a majority of the Common Stock represented and voting at the Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.


                             ADDITIONAL INFORMATION

MANAGEMENT

     Officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of the Company who are not directors of the Company:

NAME                                    AGE                  POSITION
----                                    ---                  ---------

Andrew J. Hajducky III                   42  Chief Financial Officer and Treasurer

Richard F. Torre                         45  President and Chief Operating Officer, SalesLink

Hemang Dave                              39  President, CMG Direct Interactive, Inc.


     Andrew J. Hajducky III has served as Chief Financial Officer of the Company since October 1995. From 1990 until joining the Company, he was a partner with the public accounting firm of Ernst & Young LLP. From 1983 through 1990, he held various positions with Arthur Young & Co., which merged with Ernst & Whinney to form Ernst & Young LLP.

     Richard F. Torre has served as President and Chief Operating Officer of SalesLink since 1990. From 1987 until joining the Company in 1990, Mr. Torre was manager of CPU Upgrades at Digital Equipment Corporation, a publicly held computer company.

     Hemang Dave has served as President of CMG Direct Interactive, Inc. since February, 1996. Prior to joining the Company, Mr. Dave was a Vice President at Lotus Development Corp., responsible for managing the merger between Lotus and International Business Machines Corp. Prior to that, he was Vice President of Alliances at Lotus responsible for strategic alliances with over 30 companies worldwide, including alternate distribution channels under the Lotus Business Partner Program. Prior to joining Lotus, Mr. Dave held various positions with ComputerVision, Prime Computer and IBM.


COMPENSATION OF DIRECTORS

     In 1995, the Company adopted a 1995 Stock Option Plan for Non-Employee Directors (the "Director Plan"). Under the terms of the Director Plan, each Director who (1)(i) was a Director of the Company when the Director Plan was first adopted by the Board of Directors; (ii) has completed at least five years of continuous service on the Board of Directors; (iii) is not otherwise an employee of the Company or any of its subsidiaries or affiliates; and

(iv) is not an affiliate (as defined in the Director Plan) of an institutional investor in the Company (an "Affiliated Director," and a director meeting all of the foregoing criteria referred to as a "Current Director") or (2)(i) is elected a Director of the Company for the first time either by the Board of Directors or by the stockholders after the 1995 Plan is first adopted by the Board of Directors or approved by the stockholders; (ii) is not otherwise an employee of the company or any of its subsidiaries or affiliates; and (iii) is not an Affiliated Director (a "new Director") was, or shall be, granted an option to purchase 47,000 shares of Common Stock upon the adoption of the Director Plan by the Board of Directors, in the case of a Current Director, or the election of the Director, in the case of a New Director. In addition, if a director who is an Affiliated Director, and is otherwise eligible to receive options under the Director Plan, ceases to be an Affiliated Director (that is, ceases to be an affiliate of an institutional investor in the Company), then such director shall be granted an option to purchase 47,000 shares of Common Stock upon ceasing to be an Affiliated Director. An aggregate of 282,000 shares of Common Stock (subject to adjustments for capital changes) has been reserved for issued under the Director Plan upon exercise of options.

     Options are granted under the Director Plan at exercise prices equal to the fair market value of the Company's Common Stock at the time the options are granted. Fair market value is the last reported sales price per share of the Company's Common Stock on the date of grant as reported in the over-the-counter market. Options are exercisable in five cumulative installments of 9,400 shares each, the first installment becoming exercisable immediately after the first annual meeting of stockholders following the date of grant or commensurate with the date of grant if the optionee first becomes a director by vote of the stockholders and each further installment becoming exercisable immediately after each Annual Meeting of stockholders thereafter, provided that the option holder continues in office as a director at such time. No option may be exercisable more than ten years from its date of grant. Of the current members of the Board of Directors, Messrs. McMullen and Avis are eligible to participate in the Director Plan, and each received an option to purchase 47,000 shares of Common Stock under the Director Plan during fiscal 1995.

     In addition to the foregoing, directors of the Company receive reimbursement of expenses incurred with respect to attendance at meetings of the Board and meetings of committees of the Board.


                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation (including salary, bonuses, stock options, and certain other compensation) paid by the Company for services in all capacities for fiscal years ended July 31, 1996, 1995, and 1994, to its Chief Executive Officer and to each of its four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 in fiscal 1996 (all five being hereinafter referred to as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE




                                                              LONG-TERM
                                           ANNUAL            COMPENSATION
                                        COMPENSATION            AWARDS
                                        -------------        -----------
                                                              SECURITIES
 NAME AND PRINCIPAL                               BONUS       UNDERLYING        ALL OTHER
    POSITION                YEAR    SALARY($)      ($)         OPTIONS(1)     COMPENSATION ($)(2)
---------------             ----    ----------   --------    ------------     -------------------
David S. Wetherell (3)       1996      180,250      75,000           --            1,502
 Chairman, President and     1995      180,250     175,000      150,000            3,383
 Chief Executive Officer     1994      168,550      96,411      300,000            4,588
Mark D. Gagne, CPA (4)       1996      58,182          --            --               68
 President and Chief         1995      91,331      50,000        15,000            2,552
 Executive Officer of CMG    1994      82,659      29,637        15,000            2,850
 Direct Interactive
Richard F. Torre             1996      128,947      96,400        2,000            2,579
 President and Chief         1995      124,525      19,400       26,250            2,479
 Operating Officer of        1994      117,611      28,535           --            2,171
 SalesLink
Hemang Dave (5)              1996       41,846      16,667       30,000               --
  President of CMG Direct
  Interactive, Inc.
Andrew J. Hajducky III (6)   1996       81,667      33,333       60,000               --
 Chief Financial Officer
 and Treasurer

---------------------

(1) The Company's 1986 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Committee granted stock options during fiscal 1996 which are reflected in this column. All stock options granted in fiscal 1996 were non-statutory (also called non-qualified) stock options as opposed to incentive stock options complying with Section 422 of the Internal Revenue Code, have an exercise price equal to fair market value on the date of grant, vest at a rate of 20% per year, and have terms varying from six to ten years. During fiscal 1994, Mr. Wetherell was awarded a non-qualified performance-based stock option under the Company's 1986 Stock Option Plan granting to Mr. Wetherell the right to purchase up to 300,000 shares of Common Stock of the Company at an option price of $2.67 per share. The option becomes exercisable in ten annual installments of up to 30,000 shares each, beginning on November 1, 1994, and ending on November 1, 2003, but only if and to the extent that the Company meets certain performance goals as determined by the Compensation Committee in its sole discretion, and, in any event, the option becomes exercisable (to the extent not previously exercisable) as to the first 150,000 shares on November 1, 1998, and as to the second 150,000 shares on November 1, 2003, if Mr. Wetherell is employed by the Company as its President and Chief Executive Officer pursuant to his Employment Agreement on such dates. As of October 1, 1996, this option had vested with respect to 90,000 shares of Common Stock. See "Employment Agreement" below.

(2) Amounts set forth in this column represent Company cash contributions under the Company's 401(k) Plan and Company Common Stock contributions under the Company's Employee Stock and Profit Sharing Plan and Trust.

(3) In April 1995, the Company formed its internet investment and development arm, CMG@Ventures, L.P., a Delaware Limited Partnership ("CMG@Ventures"), and, through two wholly-owned subsidiaries, is committed to contribute up to $35,000,000 to CMG@Ventures. The purpose of CMG@Ventures is to provide intellectual and financial capital to companies seeking to further the commercialization of the internet and other interactive media. Mr. Wetherell is a profit general partner (as defined) of CMG@Ventures, and, in that capacity, received a 6% carried interest (the "Interest") in the profits, losses, capital gains and capital losses of CMG@Ventures. Mr. Wetherell's Interest vests in forty quarterly installments of 3.75% of his Interest for each of the first 20 installments and 1.25% of his Interest for each of the next 20 installments. As of July 31, 1996, although CMG@Ventures had made several investments in portfolio companies, no amounts were distributed to any of its partners, including Mr. Wetherell.

(4) Mr. Gagne resigned as an officer of the Company effective January 2, 1996. The information shown in the table reflects the compensation earned by Mr. Gagne from July 31, 1995 through January 2, 1996.

(5) On February 26, 1996, Mr. Dave was elected as President of CMG Direct Interactive, Inc. Mr. Dave's annual base salary is $120,000. The information shown in the table reflects the compensation earned by Mr. Dave from February 26, 1996 through July 31, 1996.

(6) On October 24, 1995, the Board of Directors elected Andrew J. Hajducky III as Chief Financial Officer and Treasurer of the Company. Mr. Hajducky's base salary is $110,000. The information shown in the table reflects the compensation earned by Mr. Hajducky from October 24, 1995 through July 31, 1996.


                    STOCK OPTION GRANTS IN FISCAL YEAR 1996

     The following table sets forth information concerning individual grants of options to purchase Common Stock (also reported in the Summary Compensation Table) under the 1986 Stock Option Plan made to each Named Executive Officer during the fiscal year ended July 31, 1996. Mr. Wetherell was not granted any options to purchase Common Stock in the last fiscal year.

                                                Individual Grants
                             ------------------------------------------------------

                                                      Percentage                                   Potential Realizable Value
                                                      of Total                                      at Assumed Annual Rates of
                                 Number of            Options                                        Stock Price Appreciation
                                 Securities          Granted to                                         for Option Term (3)
                                 Underlying          Employees    Exercise or
                                   Options           in Fiscal     Base Price      Expiration
                                Granted(#)(1)         1966(2)      ($/Share)          Date         5%($)      10%(S)
                             -----------------       ---------    ----------        --------      -------   ---------

Name
-----
Richard F. Torre                      2,000            0.9%           $12.88         10/23/01     $ 8,760    $ 19,875
President and Chief
Operating Officer,
SalesLink
Andrew J. Hajducky III               60,000           26.3%           $10.13          10/8/01   $ 206,710   $ 468,955
Chief Financial Officer
and Treasurer
Hemang Dave                          30,000           13.1%           $29.63          1/30/02   $ 302,311   $ 685,841
President of CMG
Direct Interactive, Inc.

-----------------


(1)  See footnote 1 to the Summary Compensation Table above.

(2) Options to purchase an aggregate of 228,456 shares were granted to all employees in fiscal 1996.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.


       1996 AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

     Presented below is further information with respect to options exercised by each Named Executive Officer during fiscal 1996 and with respect to unexercised stock options to purchase the Company's Common Stock and held by each Named Executed Officer as of July 31, 1996.


                                                                         Number of Securities      Value of Unexercised
                                                                        Underlying Unexercised         In-the-Money
                                                                              Options at                Options at
                                             Shares                        July 31, 1996(#)          July 31, 1996($)
                                          Acquired on       Value            Exercisable/              Exercisable/
                  Name                    Exercise(#)   Realized($)(1)       Unexercisable           Unexercisable(2)
----------------------------------------------------------------------------------------------------------------------
David S. Wetherell                             11,000      508,274              90,000/360,000   $1,169,970/$4,679,880
President, Chief Executive Officer and        223,000    6,419,827
 Secretary
Mark D. Gagne CPA                               6,000      274,615                         0/0                     -/-
President and Chief Executive Officer,          6,000      238,255
 CMG Direct Interactive                         2,000       84,538
                                                1,000       32,390
                                                2,000       64,667
                                                1,600       54,267
                                                1,600       47,631
                                                1,400       39,083

Richard F. Torre                                5,250       43,759                    0/23,000              -/$265,243
President and Chief Operating Officer,
 SalesLink
Andrew J. Hajducky III                             --           --                    0/60,000              -/$352,500
Chief Financial Officer and Treasurer
Hemang Dave                                        --           --                    0/30,000                     -/0
President of CMG
Direct Interactive, Inc.
---------------------

(1) Based on the difference between the option exercise price of such options and the closing price of the underlying common stock on the date of exercise.

(2) Based on the difference between the option exercise price and the closing price of the underlying common stock on July 31, 1996, which closing price was $16.


                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") is composed of two independent, disinterested Directors who are not employees of the Company. The Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Named Executive Officers, as well as all stock option grants, performance-based stock options and both long-term and short-term cash incentive awards to all key employees. All compensation actions taken by the Committee are reported to and approved by the full Board of Directors. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel and management structure and organization. The Committee reviews and administers the Company's 1986 Stock Option Plan and the Company's 1995 Employee Stock Purchase Plan. The Committee regularly reviews Executive Compensation Reports prepared by independent organizations in order to evaluate the appropriateness of its Executive Compensation Program.

     The Committee uses its base salary and incentive bonus program for the Named Executive Officers in order to enhance short-term profitability and stockholder value and uses stock options, performance-based stock options, and long-term cash incentive awards to enhance long-term growth in profitability, return on equity and stockholder value. In order to meet these objectives, the Committee first sets base salaries for the Named Executive Officers for each fiscal year based on a review of average base salaries among competitive peer groups and then sets target incentive bonus awards comprising varying percentages of total target compensation depending on the position being reviewed. The Committee reviews the Company's annual performance plan for the ensuing fiscal year and sets specific incentive target bonus awards which are directly linked to the short term financial performance of the Company as a whole. The Named Executive Officers of the Company then have an opportunity to earn a 25% payout of their individual target bonuses in each fiscal quarter provided that the Company meets or exceeds its performance plan for that quarter. These quarterly bonuses are prorated to the extent that the Company achieves a portion of its performance plan. If the full amount of the quarterly bonuses are not earned in an fiscal quarter, the Named Executive Officers have an opportunity to improve performance and thereby to earn retroactively the full amount of the target quarterly bonuses to the extent not earned in prior quarters. The annual performance plan is based on operating income before extraordinary gains and losses and before taxes. The Committee has complete discretionary authority to award full bonuses or special bonuses for special achievements.

     In addition to salaries and incentive bonuses, the Committee also grants stock options to Named Executive Officers and other key employees of the Company and its subsidiaries in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. Options may be granted with respect to the common stock of the Company or of a subsidiary. In the past, the Committee has also granted a long-term cash incentive award to the President of SalesLink Corporation in order to focus his efforts on increasing earnings and stockholder value in SalesLink.

     With respect to the Chief Executive Officer of the Company, the Compensation Committee has utilized a base salary and incentive bonus, with the bonus being based on individual performance with respect to each fiscal year. The Company has entered into an Employment Agreement with Mr. Wetherell and in connection therewith has issued to him a non-qualified performance stock option for the purchase of up to 300,000 shares of Common Stock of the Company. See "Employment Agreement." The Compensation Committee has also issued Mr. Wetherell other stock options which generally vest over a period of five years.

     In order to participate in the rapidly developing business opportunities related to the Internet, the Company formed CMG@Ventures, L.P. as a captive venture capital fund competing with other funds to find and invest in these opportunities. CMG@Ventures had invested in eight Internet related companies as of July 31, 1996, and the Company actively participates in their management. Five of these companies are controlled by CMG@Ventures and hence by the Company. The Compensation Committee has granted Mr. Wetherell, who is a general partner of CMG@Ventures, a six percent (6%) interest in the net profits of CMG@Ventures in accordance with the practice in the venture capital industry.

     The Committee believes that the foregoing combination of base salaries, incentive bonuses, stock options, performance-based stock options, tandem stock options and long-term cash incentives have helped develop a Senior Management Group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.

     The foregoing report has been furnished by the two members of the Compensation Committee - Gregory M. Avis and John A. McMullen (Chairman).

STOCKHOLDER RETURN PERFORMANCE PRESENTATION


     The graph below compares the cumulative total stockholder return of the Company's Common Stock from January 25, 1994 (the date of the Company's initial public offering) through July 31, 1996 against the cumulative total of the NASDAQ Stock Market Index and the NASDAQ Computer and Data Processing Services Index during the same period. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

Comparison of Cumulative Total Return Among CMG Information Services, Inc., the NASDAQ Stock Market Index, and the NASDAQ Computer and Data Processing Services
                                     Index.





                                     Base Date                     Cumulative Return
Company/Index Name                January 25, 1994  July 31, 1994    July 31, 1995    July 31, 1996
-------------------               ----------------  -------------  -----------------  -------------
CMG Information Services, Inc.             $100.00        $109.09            $527.27        $581.81
NASDAQ Stock Market Index                  $100.00        $ 92.11            $129.34        $141.03
NASDAQ Computer and Data
  Processing Services Index                $100.00        $ 95.64            $165.05        $185.41

     The graph shown above assumes that $100 was invested in the Company's Common Stock and in each index on January 25, 1994. In addition, the total return for the Company's Common Stock and the indexes used assumes the reinvestment of dividends, even though dividends have not been declared on the Company's Common Stock.


EMPLOYMENT AGREEMENT

     In November of 1993, the Company entered into an employment agreement with Mr. Wetherell, which runs through July 31, 1998, at a minimum annual salary which is currently at $180,250. The agreement may be extended for an additional five years by agreement of the parties. The agreement provides for annual incentive awards in amounts to be determined by the Compensation Committee and salary continuation for the shorter of two years or the entire length of the agreement in the event (i) Mr. Wetherell terminates his agreement following a change of control of the Company not approved by the Board of Directors and a change in a majority of the Directors, or (ii) Mr. Wetherell's employment is terminated involuntarily and not for cause; except that the two-year limit shall not apply in either event if the Company has achieved certain specified performance goals. (See "Severance and Change of Control Arrangements" below.) The minimum annual salary may be increased from time to time at the discretion of the Compensation Committee. The agreement contains non-competition covenants in favor of the Company. The agreement also contains a non-qualified performance stock option granting to Mr. Wetherell the right to purchase up to 300,000 shares of Common Stock of the Company at an option price of $2.67 per share. This option was granted under the Company's 1986 Stock Option Plan. The option becomes exercisable in ten annual installments of up to 30,000 shares each, beginning on November 1, 1994, and ending on November 1, 2003, but only if and to the extent that the Company meets certain performance goals relating to
(i) the return on stockholders' investment for each year and (ii) the percentage increase in earnings per share over the prior year. The option also becomes exercisable if and to the extent that the Company meets these performance goals on an average basis of (i) up to the prior three years, or (ii) for five years, and (iii) for an additional five years, if extended. In any event, the option becomes exercisable (to the extent not previoulsy exercisable) as to the first 150,000 shares on November 1, 1998, and as to the second 150,000 shares on November 1, 2003.

INCENTIVE COMPENSATION AGREEMENT

     The Company is a party to an Incentive Compensation Agreement with Richard
F. Torre, President of SalesLink, pursuant to which Mr. Torre will receive incentive compensation in five equal annual installments in the years 1995 through 1999 equal to a percentage of the average adjusted earnings before tax of SalesLink for 1994 and 1995. Pursuant to the agreement, Mr. Torre will also receive incentive compensation in five equal annual installments in the years 2000 through 2004 equal to a percentage of the average adjusted earnings before tax of SalesLink for 1999 and 2000. Mr. Torre must be an employee of SalesLink or the Company in order to earn and receive incentive compensation, provided, however that Mr. Torre will receive all incentive compensation due under his agreement if his employment is terminated involuntarily and not for cause (a) following a change of control of the Company not approved by the Board of Directors and a change in a majority of the Directors, or (b) following Mr. Wetherell's ceasing to be Chief Executive Officer of the Company (See "Severance and Change of Control Arrangements" below.) The Company's obligation to pay incentive compensation is also dependent upon SalesLink maintaining its adjusted earnings before tax at certain levels. The Incentive Compensation Agreement between the Company and Mr. Torre does not constitute an employment agreement and contains non-competition covenants in favor of the Company.

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

     The Company's employment agreement with Mr. Wetherell provides for certain benefits in the event of involuntary termination of his employment not for cause or in the event he terminates his employment following a change of control of the Company that is not approved by the Company's Board of Directors. In the event of a change of control of the Company not approved by the Board of Directors, followed by a change in a majority of the Directors, Mr. Wetherell would have the right to terminate his agreement and a percentage of all remaining installments of his 300,000 share stock option would become exercisable equal to the percentage of installments that had previously become exercisable. In the event of the involuntary termination of Mr. Wetherell's employment not for cause, a percentage of up to three remaining 30,000 share installments of his 300,000 share stock option would become exercisable, equal to the percentage of installments that had previously become exercisable.

     Any compensation payable to Mr. Wetherell contingent on a change of control which qualifies as a parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended, shall be limited to the maximum amount that may be paid to him without any part of all of such compensation being deemed an excess parachute payment under that Section. This maximum amount is determined by multiplying the average of Mr. Wetherell's base salary and bonus for the previous five years by three.

     The Limited Partnership Agreement of CMG@Ventures provides that, upon a change of control (as defined), each profit general partner, including Mr. Wetherell, may elect, within two months of the date of the change of control, to have CMG@Ventures repurchase all, and not less than all, of the interest in CMG@Ventures held by each profit general partner at the fair market value of such interest as determined by an independent appraisal pursuant to a procedure set forth in the Limited Partnership Agreement. A change of control is defined to mean, among other things, a change of control of the Company (i) which has not been approved by a majority of all of the members of the Board of Directors of the Company, or (ii) which has been approved by a majority of all the members of the Board of Directors of the Company but which has not been approved by a majority in interest of the profit general partners of CMG@Ventures and which is likely by its terms to have a material adverse effect upon the business and prospects of CMG@Ventures, and which change of control in either event is of a nature that would be required to be reported in response to Items 6(e) or 14(i), (iv) or (v) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provided that, in the case of a change of control reportable under Item 6(e), such change of control involves the acquisition by any "person" (as such term in used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but expressly excluding Mr. Wetherell) of beneficial ownership, directly or indirectly, of securities or interests in the Company which represent more than 30% of the combined voting power of the Company's outstanding securities.

     The Company's Incentive Compensation Agreement with Mr. Torre provides that he will receive all incentive compensation due him under that agreement in the event of involuntary termination of his employment not for cause (a) following a change in control of the Company that is not approved by the Board of Directors, or (b) following Mr. Wetherell's ceasing to be Chief Executive Officer of the Company. In such event, Mr. Torre would be entitled to receive incentive compensation under his Incentive Compensation Agreement through the year 2004 based upon the adjusted earnings before tax of SalesLink as provided above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Gregory M. Avis and John A. McMullen. No member of the Compensation Committee has at any time been an officer or employee of the Company. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company's Board of Directors or Compensation Committee.

SECTION 16 FILINGS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and NASDAQ. Directors, executive officers, and greater than ten percent holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 1996, all filing requirements under Section 16(a) applicable to its directors and executive officers were met.

                                 OTHER MATTERS

     The Board does not know of any other matter which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

                                 ANNUAL REPORT

     The Company's Annual Report on Form 10-K for the year ended July 31, 1996 is available upon request from the Company.

     The Board hopes that stockholders will attend the Meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares even though they have sent in their proxies.



                              By Order of the Board of Directors

                              David S. Wetherell
                              -----------------------------
                              David S. Wetherell, Secretary


Andover, Massachusetts
October 28, 1996

                             [Front of Proxy Card]

                         CMG INFORMATION SERVICES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby appoints David S. Wetherell and Andrew J. Hajducky III and each of them as Proxies of the undersigned, each with the power to appoint a substitute, and hereby authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders to be held on December 10, 1996, or any adjournment thereof, and there to vote all the shares of CMG Information Services, Inc. held of record by the undersigned on October 22, 1996, as directed on the reverse side hereof. If NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR CLASS III DIRECTOR, AND FOR PROPOSALS 2 AND 3. If the nominee for director is unable or unwilling to serve, the shares represented hereby will be voted for another person in accordance with the judgment of the Proxies named herein.

     In addition, in their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign the proxy card exactly as your name or names appear hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?        DO YOU HAVE ANY COMMENTS?


___________________________      ____________________________


___________________________      ____________________________


___________________________      _____________________________

                              [Back of Proxy Card]

[X] Please mark votes as
    in this example.

1.  Election of Class III Director.       FOR  WITHHOLD
    Nominee:  David S. Wetherell          [  ]   [  ]

2.  Approval of Amendments to 1986        FOR  WITHHOLD  ABSTAIN
    Stock Option Plan                     [  ]   [  ]      [  ]

3.  Approval of Independent Account       FOR  WITHHOLD  ABSTAIN
                                          [  ]   [  ]      [  ]

RECORD DATE SHARES:

     REGISTRATION



Please be sure to sign and date this proxy.    Date
                                                        MARK HERE
                                                       FOR ADDRESS   [  ]
                                                        CHANGE AND
                                                       NOTE AT LEFT



_______________________________    ________________________________
Shareholder sign here              Co-owner sign here

   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
DETACH CARD
                         CMG INFORMATION SERVICES, INC.

Dear Stockholder:

Please take note of the important information enclosed with the Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. these are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, December 10, 1996

Thank you in advance for your prompt consideration of these matters.

Sincerely,


CMG Information Services, Inc.